                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-3 of Spigadoro, Inc. of our report dated October 14, 1999, except to Note 1, which date is March 24, 2000, with respect to the financial statements of Spigadoro, Inc., as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in the Annual Report on Form 10-K of Spigadoro, Inc. for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.




                                                /s/ RECONTA ERNST & YOUNG S.p.A.






Perugia, Italy
September 14, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-3 of Spigadoro, Inc. of our report dated June 21, 2000, with respect to the financial statements of Pastifico Gazzola S.p.A. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Form 8-K/A of Spigadoro, Inc. filed with the Commission on July 17, 2000. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                                  RECONTA ERNST & YOUNG, S.p.A.
                                                  /s/ RECONTA ERNST & YOUNG


Genoa, Italy
September 14 , 2000